                                                                  EXHIBIT (b)(3)

                        Preliminary Materials Presented

                                       at

                           Special Committee Meeting

                                       on

                                January 23, 1998

Chronology of Events

o February 25, 1997 PetroFina announced its intention to purchase the remaining 14.2% of Fina's outstanding shares it did not already own for $266 million, or $60 per share. The Company also announced it will seek a listing on the New York stock exchange in order to gain improved access to capital markets in the U.S. PetroFina's Board of Directors formed a Special Committee to evaluate the proposal and to assist PetroFina in determining the structure of the consideration.

o     April 1997 Fina presents a revised three year corporate plan to PetroFina

o September 1997 Fina announces 40%/60% joint venture with BASF Corp. to build and operate an $800 million steam cracker

o November 1997 Fina presents a revised three year corporate plan to PetroFina

o December 1997 PetroFina proposes $60 per share in cash and a warrant security on the underlying PetroFina ADR stock (exercise price of $42.25; 0.8224:1 exchange ratio; 3-year term)

o February 1998 The PetroFina proposal currently under consideration includes:

      --    $60 per share in cash

      --    4,420,000 warrants issued

      --    Exercise price of $42.25 per ADR

      --    0.9:1 exchange ratio

      --    Warrants exerciseable at any time (American style) for a 5 year term

Warrant Valuation Sensitivities
ADR Price vs. Volatility (a)


                                       Option Value

                                         ADR Price
     ---------------------------------------------------------------------------
               $32       $33      $34        $35        $36        $37       $38
V             ------------------------------------------------------------------
o    18%      2.75      3.21     3.67       4.21       4.75       5.32      5.94
l    19%      2.99      3.46     3.93       4.47       5.02       5.60      6.22
a    20%      3.24      3.71     4.19       4.74       5.31       5.87      6.51
t    21%      3.48      3.97     4.46       5.01       5.58       6.15      6.79
i    22%      3.73      4.22     4.72       5.28       5.86       6.43      7.07
l    23%      3.97      4.48     4.98       5.55       6.13       6.72      7.34
i    24%      4.22      4.73     5.25       5.81       6.41       7.00      7.62
t    25%      4.47      4.99     5.51       6.08       6.68       7.29      7.89
y    26%      4.71      5.25     5.78       6.34       6.96       7.56      8.18
     ---------------------------------------------------------------------------

                                      Warrant Value (b)

                                         ADR Price
     ---------------------------------------------------------------------------
               $32       $33      $34        $35        $36        $37       $38
V             ------------------------------------------------------------------
o    18%      2.48      2.89     3.30       3.79       4.28       4.79      5.35
l    19%      2.69      3.11     3.54       4.02       4.52       5.04      5.60
a    20%      2.92      3.34     3.77       4.27       4.78       5.28      5.86
t    21%      3.13      3.57     4.01       4.51       5.02       5.54      6.11
i    22%      3.36      3.80     4.25       4.75       5.27       5.79      6.36
l    23%      3.57      4.03     4.48       5.00       5.52       6.05      6.61
i    24%      3.80      4.26     4.73       5.23       5.77       6.30      6.86
t    25%      4.02      4.49     4.96       5.47       6.01       6.56      7.10
y    26%      4.24      4.73     5.20       5.71       6.26       6.80      7.36
     ---------------------------------------------------------------------------


Assumptions
--------------------------------------------------------------------------------
Black Scholes valuation of an American style option using current yield curve.

Assumes issuance of 4,420,000 warrants convertable into 3,978,000 PetroFina
ADRs.

Assumes an effective date of April 1, 1998, a strike price at $42.25 and an expiration date of April 1, 2003.

Note: Option value at PetroFina ADR price of $35.125 (February 10, 1998) equals $5.35 ($4.82 in warrant value).

(a) Calculated with an assumed yield curve (6/15/98: 5.81%; 12/14/98: 5.77%; 6/14/99: 5.78%; 12/16/99: 5.79%; 6/19/00: 5.82%; 18/18/00: 5.85%; 6/18/01:
    5.88%; 12/17/01: 5.91%; 6/17/02: 5.95%; 12/16/02: 5.98%).

(b) Warrant value represents underlying option times exchange ratio of 0.9.

Summary of Revised Offer

o     $60 per share in cash plus:

o     4,420,000 warrants issued

o     Convertible into 3,978,000 PetroFina ADRs

      --    1 warrant exerciseable into 0.9 ADRs

      -- At 10 ADRs per PetroFina SA share, warrants equivalent to 397,800 SA shares

o     Exercise price of $42.25 per ADR

o     Warrants exerciseable at any time (American style) for 5 years

o     Registered upon issuance on New York Stock Exchange or American Stock
      Exchange

o     Standard anti-dilution provisions

FINA, Inc.
Daily Common Stock Price History

[PLOT POINTS NEXT PAGE]

Petro Fina Offer: $ 64.82(a)

(a) Assumes underlying ADR price of $ 35.125 and volatility of 22%.

Fina, Inc.
Daily Common Stock Price History

  DATE              CAT       Price
20-Feb-97            1
21-Feb-97            2
24-Feb-97            3        50.13
25-Feb-97            4        62.50
26-Feb-97            5        62.25
27-Feb-97            6        62.25
28-Feb-97            7        62.38
03-Mar-97            8        62.25
04-Mar-97            9        62.50
05-Mar-97           10        63.00
06-Mar-97           11        62.63
07-Mar-97           12        64.00
10-Mar-97           13        63.25
11-Mar-97           14        63.13
12-Mar-97           15        63.25
13-Mar-97           16        63.13
14-Mar-97           17        63.13
17-Mar-97           18        63.13
18-Mar-97           19        64.25
19-Mar-97           20        63.75
20-Mar-97           21        64.13
21-Mar-97           22        64.50
24-Mar-97           23        64.50
25-Mar-97           24        65.25
26-Mar-97           25        66.00
27-Mar-97           26        64.50
28-Mar-97           27        64.50
31-Mar-97           28        63.50
01-Apr-97           29        63.75
02-Apr-97           30        63.50
03-Apr-97           31        63.50
04-Apr-97           32        63.50
07-Apr-97           33        63.50
08-Apr-97           34        64.00
09-Apr-97           35        63.88
10-Apr-97           36        63.75
11-Apr-97           37        65.00
14-Apr-97           38        64.88
15-Apr-97           39        64.88
16-Apr-97           40        64.75
17-Apr-97           41        64.75
18-Apr-97           42        64.75
21-Apr-97           43        64.88
22-Apr-97           44        64.75
23-Apr-97           45        64.75
24-Apr-97           46        64.75
25-Apr-97           47        64.75
28-Apr-97           48        64.75
29-Apr-97           49        64.88
30-Apr-97           50        64.50
01-May-97           51        65.00

02-May-97           52        65.00
05-May-97           53        65.25
06-May-97           54        65.00
07-May-97           55        65.00
08-May-97           56        65.25
09-May-97           57        65.00
12-May-97           58        65.38
13-May-97           59        65.38
14-May-97           60        65.25
15-May-97           61        65.25
16-May-97           62        65.13
19-May-97           63        64.88
20-May-97           64        65.00
21-May-97           65        65.75
22-May-97           66        66.00
23-May-97           67        66.25
26-May-97           68        66.25
27-May-97           69        65.63
28-May-97           70        66.38
29-May-97           71        66.38
30-May-97           72        65.94
02-Jun-97           73        66.50
03-Jun-97           74        67.25
04-Jun-97           75        66.50
05-Jun-97           76        66.50
06-Jun-97           77        66.38
09-Jun-97           78        65.00
10-Jun-97           79        64.50
11-Jun-97           80        64.75
12-Jun-97           81        65.00
13-Jun-97           82        65.00
16-Jun-97           83        64.75
17-Jun-97           84        65.25
18-Jun-97           85        64.38
19-Jun-97           86        63.75
20-Jun-97           87        63.00
23-Jun-97           88        63.00
24-Jun-97           89        63.50
25-Jun-97           90        63.63
26-Jun-97           91        63.63
27-Jun-97           92        64.25
30-Jun-97           93        63.75
01-Jul-97           94        64.25
02-Jul-97           95        64.50
03-Jul-97           96        64.50
04-Jul-97           97        64.50
07-Jul-97           98        64.56
08-Jul-97           99        65.00
09-Jul-97          100        65.00
10-Jul-97          101        64.75
11-Jul-97          102        66.00
14-Jul-97          103        65.25
15-Jul-97          104        65.13
16-Jul-97          105        65.13
17-Jul-97          106        65.25
18-Jul-97          107        65.13

21-Jul-97          108        65.38
22-Jul-97          109        65.13
23-Jul-97          110        66.00
24-Jul-97          111        65.63
25-Jul-97          112        66.25
28-Jul-97          113        65.75
29-Jul-97          114        65.50
30-Jul-97          115        65.50
31-Jul-97          116        65.50
01-Aug-97          117        66.00
04-Aug-97          118        65.63
05-Aug-97          119        66.13
06-Aug-97          120        66.44
07-Aug-97          121        66.38
08-Aug-97          122        65.75
11-Aug-97          123        65.75
12-Aug-97          124        65.88
13-Aug-97          125        66.00
14-Aug-97          126        65.88
15-Aug-97          127        66.50
18-Aug-97          128        65.75
19-Aug-97          129        66.00
20-Aug-97          130        66.38
21-Aug-97          131        66.38
22-Aug-97          132        66.44
25-Aug-97          133        66.31
26-Aug-97          134        65.88
27-Aug-97          135        66.44
28-Aug-97          136        66.44
29-Aug-97          137        66.00
01-Sep-97          138        66.00
02-Sep-97          139        66.13
03-Sep-97          140        65.00
04-Sep-97          141        65.38
05-Sep-97          142        65.31
08-Sep-97          143        65.06
09-Sep-97          144        65.25
10-Sep-97          145        65.25
11-Sep-97          146        65.25
12-Sep-97          147        65.25
15-Sep-97          148        65.00
16-Sep-97          149        64.88
17-Sep-97          150        64.81
18-Sep-97          151        65.25
19-Sep-97          152        64.88
22-Sep-97          153        64.88
23-Sep-97          154        64.81
24-Sep-97          155        66.50
25-Sep-97          156        66.75
26-Sep-97          157        66.50
29-Sep-97          158        67.00
30-Sep-97          159        66.50
01-Oct-97          160        67.25
02-Oct-97          161        67.00
03-Oct-97          162        66.25
06-Oct-97          163        67.00

07-Oct-97          164        67.38
08-Oct-97          165        66.75
09-Oct-97          166        66.63
10-Oct-97          167        66.63
13-Oct-97          168        66.38
14-Oct-97          169        66.31
15-Oct-97          170        66.00
16-Oct-97          171        66.00
17-Oct-97          172        65.00
20-Oct-97          173        65.19
21-Oct-97          174        65.00
22-Oct-97          175        65.00
23-Oct-97          176        64.50
24-Oct-97          177        64.50
27-Oct-97          178        64.56
28-Oct-97          179        63.00
29-Oct-97          180        63.50
30-Oct-97          181        63.50
31-Oct-97          182        63.50
03-Nov-97          183        64.00
04-Nov-97          164        64.50
05-Nov-97          185        64.75
06-Nov-97          186        65.00
07-Nov-97          187        65.00
10-Nov-97          188        65.00
11-Nov-97          189        64.50
12-Nov-97          190        64.50
13-Nov-97          191        64.75
14-Nov-97          192        64.75
17-Nov-97          193        64.75
18-Nov-97          194        64.75
19-Nov-97          195        64.50
20-Nov-97          196        64.50
21-Nov-97          197        65.25
24-Nov-97          198        65.25
25-Nov-97          199        65.38
26-Nov-97          200        65.38
27-Nov-97          201        65.38
28-Nov-97          202        65.50
01-Dec-97          203        64.50
02-Dec-97          204        64.69
03-Dec-97          205        64.50
04-Dec-97          206        64.63
05-Dec-97          207        64.50
08-Dec-97          208        64.31
09-Dec-97          209        64.38
10-Dec-97          210        64.63
11-Dec-97          211        64.38
12-Dec-97          212        64.38
15-Dec-97          213        64.13
16-Dec-97          214        64.00
17-Dec-97          215        63.81
18-Dec-97          216        64.63
19-Dec-97          217        64.75
22-Dec-97          218        64.75
23-Dec-97          219        64.38

24-Dec-97          220        64.38
25-Dec-97          221        64.38
26-Dec-97          222        65.25
29-Dec-97          223        65.50
30-Dec-97          224        65.00
31-Dec-97          225        64.00
01-Jan-98          226        64.00
02-Jan-98          227        64.06
05-Jan-98          228        64.25
06-Jan-98          229        63.75
07-Jan-98          230        63.50
08-Jan-98          231        63.13
09-Jan-98          232        62.00
12-Jan-98          233        61.00
13-Jan-98          234        60.75
14-Jan-98          235        60.50
15-Jan-98          236        60.75
16-Jan-98          237        60.75
19-Jan-98          238        60.75
20-Jan-98          239        60.50
21-Jan-98          240        60.88
22-Jan-98          241        60.50
23-Jan-98          242        59.63
26-Jan-98          243        59.50
27-Jan-98          244        60.50
28-Jan-98          245        60.00
29-Jan-98          246        59.88
30-Jan-98          247        59.75
02-Feb-98          248        59.25
03-Feb-98          249        60.44
04-Feb-98          250        60.00
05-Feb-98          251        59.75
06-Feb-98          252        59.75
09-Feb-98          253        59.50
10-Feb-98          254        59.50

Summary of Valuation Benchmarks
November Plan


   [The following table was depicted as a bar chart in the printed material]

Undisturbed Market Price:          $ 50.00(a)
Market Price:                      $ 59.50
Petro Fina Offer:                  $ 64.82

--------------------------------------------------------------------------------
                    Domestic Integrated Public Companies (d)
--------------------------------------------------------------------------------

                                    Share Price
                                 ----------------
                                 Low         High
                                 ---         ----
Multiple of 1998E DCF            $54         $73
P/E 1998E                        $65         $83


   [The following table was depicted as a bar chart in the printed material]

--------------------------------------------------------------------------------
                     Weighted-Average Public Companies (e)
--------------------------------------------------------------------------------

                                    Share Price
                                 ----------------
                                 Low         High
                                 ---         ----
Multiple of 1998 DCF             $63         $78
P/E 1998E                        $66         $81


   [The following table was depicted as a bar chart in the printed material]

--------------------------------------------------------------------------------
                                DCF Analysis (f)
--------------------------------------------------------------------------------

                                    Share Price
                                 ----------------
                                 Low         High
                                 ---         ----
                                 $53         $60


   [The following table was depicted as a bar chart in the printed material]

--------------------------------------------------------------------------------
                         PV of Future Stock Prices (g)
--------------------------------------------------------------------------------

                                    Share Price
                                 ----------------
                                 Low         High
                                 ---         ----
Year 2000                        $47         $57
Year 2001                        $63         $77


   [The following table was depicted as a bar chart in the printed material]

--------------------------------------------------------------------------------
                   100% Cash Purchase 1998 EPS Breakeven (h)
--------------------------------------------------------------------------------

                                    Share Price
                                 ----------------
                                 Low         High
                                 ---         ----
                                 $53         $73


   [The following table was depicted as a bar chart in the printed material]

--------------------------------------------------------------------------------
                   100% Stock Purchase 1998 EPS Breakeven (h)
--------------------------------------------------------------------------------

                                    Share Price
                                 ----------------
                                 Low         High
                                 ---         ----
                                 $47         $56

Note: All estimates based on management's projections from the November plan.
(a) Based on FINA's closing share price of $50.00 as of February 24, 1997, one day prior to the PetroFina announcement.
(b) Based on closing share prices as of February 10, 1998 ($59.50).
(c) Assumes underlying ADR price of $35.125, exercise price of $42.25 and volatility of 22% ($64.82).
(d) Based on domestic integrated common stock comparison multiples. The valuation range extends from low to high multiple for each valuation parameter.
(e) Calculated with public market multiples weighted by earnings/cash flows from E&P, R&M and chemical segments. The valuation range extends from low to high multiple for each valuation parameter.
(f) Low end of range reflects the present value, at an 11.0% discount rate, of FINA's projected free cash flows for the period 1997-1999 and 14.0% for the period 2000-2001. Cash flows and terminal value based on a multiple of 5.5x LTM DCF. High end of range reflects the present value of the same cash flows and terminal value assumption discounted at rates of 9.0% and 12.0%, respectively, adjusted by net impact of Steam Cracker investment over 1997-2015 period, using same assumptions (approximately $4.00 to $6.00 per share).
(g) Low end of range represents the present value, at a 12.0% discount rate, of FINA's projected year 2000 and 2001 share prices based on a multiple of 9.0x LTM net income. High end of range reflects the present value, at a 12.0% discount rate, of FINA's projected year 2000 and 2001 share prices based on a multiple of 11.0x LTM net income.
(h) Low end of range represents the price at which there is no dilution to PetroFina's 1998E EPS assuming no synergies and a goodwill amortization period of 5 years. High end of range reflects the price at which there is no dilution to PetroFina's 1998E EPS assuming no synergies and a goodwill amortization period of 20 years.

Summary of Valuation Benchmarks

                                                     April Plan                      November Plan
                                              -----------------------         ----------------------------
                                              June 5, 1997 Update (a)         February 13, 1998 Update (b)
Stock Price (c)                                        $67.25                           $59.50
Valuation Benchmarks                          Low      Median    High           Low      Median      High
==========================================================================================================
Domestic Integrated Companies
     1998E DCF                                $62       $69      $75            $54       $65        $73
     1998E P/E                                 78        86       94             65        72         83

Weighted-Average Public Companies
     1998E DCF                                 NA        NA       NA            $63       $69        $78
     1998E P/E                                 NA        NA       NA             66        74         81

DCF Analysis                                  $60        NM      $68            $53        NM        $60

PV of Future Stock Prices
     2000E                                    $56        NM      $69            $47        NM        $57
     2001E                                     67        NM       81             63        NM         77

100% Cash Purchase 1998 EPS Breakeven         $55        NM      $80            $53        NM        $73
100% Cash Purchase 1998 EPS Breakeven          51        NM       66             47        NM         56

(a) Based on April 1997 projections and prior Special Committee presentation.
(b) Based on November 1997 projections.
(c) As of June 3, 1997 and February 10, 1998, respectively.

                              Goldman, Sachs & Co.
                                85 Broad Street
                            New York, New York 10004
                                 (212) 902-7408
                              (212) 357-4451 (Fax)

                           TELECOPY TRANSMITTAL SHEET

--------------------------------------------------------------------------------
                                  CONFIDENTIAL

NOTICE: The information contained in this facsimile message is intended only for the confidential use of the recipient. If the reader of this message is not the intended recipient or person responsible for delivering it to the intended recipient, you are hereby notified that you have received this communication in error, and that any review, dissemination, distribution, or copying of this communication is strictly prohibited. If you have received this in error, please notify the sender immediately by telephone at the number set forth above and destroy this facsimile message. Thank you.
--------------------------------------------------------------------------------

Date:             01/22/98
                  --------------------------------------------------------------
To:               Eric Shube
                  --------------------------------------------------------------
From:             Kevin Quinn
                  Lukas Hovorka
                  --------------------------------------------------------------
Fax:              (212) 474-3700
                  --------------------------------------------------------------
Total Pages:
                  --------------------------------------------------------------

Eric,

In preparation for our conference call tomorrow, we have attached 3 pages on warrant valuation for distribution to the Board members. If you have any questions please call Kevin at 212-902-6868 or Lukas at 212-902-7408.
--------------------------------------------------------------------------------


     Call Ann Marie or Tish (212)902-6872 if there is any problem with the transmission of these pages.

Warrant Valuation and Chronology

                                                                                                  Assumptions
                                                                            ------------------------------------------------------
                                               Warrant   Strike  Expiration  ADR                  Annual     Conversion  Effective
                                               Value(1)  Price      Date     Price  Volatility  Dividend(2)   Ratio(3)     Date
                                               --------  -----      ----     -----  ----------  -----------   --------     ----
Original PetroFina Offer - 12/10/97
     Value                                      $6.04    $42.25   12/12/00  $39.00     24%         2.85%        1:1      12/22/97

Original PetroFina Offer - Revised Valuation
                                                                                                              --------
     Value                                       4.97     42.25   12/12/00   39.00     24%         2.85%      0.8224:1   12/22/97
                                                                                                  -----       --------
     Value                                       5.08     42.25   12/12/00   39.00     24%        $1.11       0.8224:1   12/22/97
                                                                                                  -----
Original PetroFina Offer - New Assumptions
                                                                             -----                                       --------
     Value                                       4.77     42.25   12/12/00   38.38     24%         1.11       0.8224:1   12/23/97
                                                                             -----     ---                               --------
     Value                                       4.37     42.25   12/12/00   38.38     22%         1.11       0.8224:1   12/23/97
                                                                                       ---
FINA Counter-Offer - 12/19/97
                                                                  --------
     Value                                       6.24     42.25   12/18/02   38.38     22%         1.11       0.8224:1   12/23/97
                                                                  --------
New PetroFina Offer - 12/22/97
                                                                    ------             ---                    --------     ------
     Value                                       5.60     42.25     4/1/01   38.38     24%         1.11        0.90:1      1/9/98
                                                                    ------             ---                    --------     ------
     Value                                       5.16     42.25     4/1/01   38.38     22%         1.11        0.90:1      1/9/98
                                                                                       ---
FINA Counter-Offer - 1/7/98
                                                                    ------
     Value                                       7.10     42.25     4/1/03   38.38     22%         1.11        0.90:1      1/9/98
                                                                    ------   -----
     Value                                       5.99     42.25     4/1/03   36.50     22%         1.11        0.90:1      1/9/98
                                                                             -----
FINA Counter-Offer - 1/7/98
     (price as of 1/19/98/warrant term)
                                                                             -----                                        -------
     Value                                       5.68     42.25     4/1/03   36.00     22%         1.11        0.90:1     1/20/98
                                                                             -----                                        -------
     Value (yield curve)(4)                      5.53     42.25     4/1/03   36.00     22%         1.11        0.90:1     1/20/98
                                                                    ------
     Value                                       3.81     42.25     4/1/01   36.00     22%         1.11        0.90:1     1/20/98
                                                                    ------
Revised PetroFina Offer - 1/19/98
                                                          -----
     Value                                       4.10     41.25     4/1/01   36.00     22%         1.11        0.90:1     1/20/98
                                                          -----


Assumptions
-----------
Black Scholes valuation of American style option (exchangeable at any time before expiration) using current yield curve
Assumes issuance of 4,420,000 warrants, convertible into PetroFina ADRs at exchange ratio, ADRs represent 10 underlying PetroFina shares
Warrants registered upon issuance on NYSE or AMEX; standard anti-dilution provisions (to be determined) have been offered
Note: Warrant value does not include FINA, Inc. $0.80 1st quarter dividend
(1) Warrant value represents underlying option value times exchange ratio
(2) Dividend assumption either constant yield or constant dollar amount
(3) Conversion ratio represents number of ADRs per issued warrant
(4) Calculated with updated (1/19/98) yield curve (6/15/98: 5.81%; 12/14/98:
    5.77%; 6/14/99: 5.78%; 12/16/99: 5.79%; 6/19/00: 5.82%; 12/18/00: 5.85%;
    6/18/01: 5.88%; 12/17/01: 5.91%; 6/17/02: 5.95%; 12/16/02: 5.98%)

Analysis of Warrant Value
Change in Valuation

                                                              $ Change from
                                                Warrant     Original PetroFina
                                                 Value      Offer 12/10/97 (a)
--------------------------------------------------------------------------------
Original PetroFina Offer - 12/l0/97 (b)         $5.08            $ 0.00

Original PetroFina Offer - New Assumptions
           ADR Price ($38.375)                                   $(0.31)
           Volatility (22%)                                       (0.40)
           Effective Date (12/23/97)                              (0.00)
           Combined                              $4.37           $(0.72)

New PetroFina Offer - 12/22/97
           ADR Price ($38.375)                                   $(0.31)
           Volatility (22%)                                       (0.40)
           Effective Date (1/9/98)                                (0.09)
           Expiration Date (4/1/01)                                0.43
           Conversion ratio (0.90:1)                               0.48
           Combined                              $5.16            $0.08

Revised PetroFina Offer - 1/19/98
           ADR Price ($36.00)                                    $(1.38)
           Volatility (22%)                                       (0.40)
           Expiration Date (4/1/01)                                0.43
           Conversion ratio (0.90:1)                               0.48
           Strike Price ($41.25)                                   0.32
           Effective Date (1/20/98)                               (0.14)
           Yield Curve (as of 1/19/98)                            (0.12)
           Combined                              $4.10           $(0.99)
--------------------------------------------------------------------------------

(a) Numbers may not add due to rounding and impact of simultaneous changes in warrant variables.
(b) Assumes strike price of $42.25, expiration date on 12/12/00, ADR price of $39.00, 24% volatility, annual dividend of $1.11, 0.8224:1 conversion ratio, effective date on 12/22/97 and yield curve as of 12/10/97.

Analysis of Warrant Value
Sensitivity Analysis

-------------------------------------------------------------

Current Warrant Value (a)      $4.10


Warrant Value

                                  Effective Date
                     ----------------------------------------
                     1/20/98    3/1/98     4/1/98     5/1/98
          ---------------------------------------------------
          $34.00      $3.19      $3.05      $2.94      $2.83
          $35.00      $3.62      $3.46      $3.34      $3.23
ADR       $36.00      $4.10      $3.93      $3.81      $3.68
Price     $37.00      $4.58      $4.42      $4.29      $4.16
          $38.0O      $5.11      $4.92      $4.78      $4.64


$ Change from Current Warrant Value ($4.10)

                                  Effective Date
                     ----------------------------------------
                     1/20/98    3/1/98     4/1/98     5/1/98
          ---------------------------------------------------
          $34.00     $(0.91)    $(1.05)    $(1.16)    $(1.27)
          $35.00     $(0.48)    $(0.64)    $(0.76)    $(0.87)
ADR       $36.00     $(0.00)    $(0.17)    $(0.29)    $(0.42)
Price     $37.00      $0.48      $0.32      $0.19      $0.06
          $38.0O      $1.01      $0.82      $0.68      $0.54
-------------------------------------------------------------

(a) Assumes strike price of $41.25, expiration date on 4/1/01, ADR price of $36.00, 22% volatility, annual dividend of $1.11, 0.90:1 conversion ratio and effective date on 1/20/98.